Exhibit 4.5

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE AUGUST 16, 2010.

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUED ON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 16, 2010.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE UNTIL 5:00 P.M. (PACIFIC TIME) ON APRIL 15, 2011 AFTER WHICH TIME THEY WILL EXPIRE AND BE OF NO FURTHER FORCE AND EFFECT OR VALUE.

Certificate #W-1 dated April 15, 2010 (the “Issue Date”), representing 13,636,500 Warrants

WARRANT CERTIFICATE

TERRANE METALS CORP.

THIS CERTIFIES that, for value received:

Goldcorp Canada Ltd.
Park Place, Suite 3400
666 Burrard Street
Vancouver, BC
V6C 2X8

(hereinafter referred to as the “Holder”)

is the registered holder of that number of warrants (the “Warrants”) of Terrane Metals Corp. (the “Issuer”) set forth above.

Underlying Securities and Exercise Terms

Subject to adjustment as herein provided, each Warrant entitles the Holder to purchase one common share (the “Shares”) of the Issuer, as constituted on April 15, 2010, at a price of $1.50 per Share until 5:00 pm (Pacific Time) on April 15, 2011.  The Warrants and Shares are collectively referred to herein as the “Securities”.

The Issuer covenants that the Shares, when issued upon the due exercise of the Warrants, will be fully paid and non-assessable securities, and will be free and clear of all liens, charges and encumbrances.  The Issuer covenants that, until the expiry of the Warrants, it will have reserved a sufficient number of common shares to provide for the exercise of the rights represented by the Warrants.

Warrant Exercise Procedure

The Warrants may be exercised at any time prior to the expiry of the Warrants by surrendering to the Issuer:

(a)           this Warrant Certificate;

(b)           the Subscription Form attached as Schedule “A” hereto, duly completed and executed; and

(c)           a cheque, bank draft or money order made payable to the Issuer in the aggregate amount of the exercise price,

at the office of the Issuer, at Suite 1500, 999 West Hastings Street, Vancouver, BC, V6C 2W2, or such other address in Canada as the Holder may be notified of in writing by the Company.  Upon the due exercise of the Warrants, the Issuer shall issue or cause to be issued the requisite number of Shares to be issued to the Holder pursuant to said exercise, registered in the name of the Holder or such other person as may be specified in the Subscription Form, and each such person shall be deemed the holder of such Shares with effect from the date of such exercise.  If Shares are to be issued to a person other than the Holder, the Holder’s signature on the Subscription Form must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member firm of the TSX Venture Exchange.  The Issuer will cause the certificates representing such Shares to be mailed to the Holder at the Holder’s address stated above or such other address(es) as may be specified in the Subscription Form, within three business days of the exercise of the Warrants.

Upon the due exercise of a Warrant, the Warrant shall be deemed tendered for purposes thereof by the Holder without further notice or action by the Holder, and all rights under such Warrant, other than the right to receive certificates representing the Shares to which the Holder is entitled on such exercise, shall wholly cease and terminate and such Warrants shall be void and of no further effect or value.

Partial Exercise, Exchange and Replacement of Certificates

The Warrants represented by this Warrant Certificate may be exercised in whole or in part from time to time.  If the Warrants are exercised in part, the Issuer shall deliver, with the Shares issued pursuant to such exercise, a new Warrant Certificate representing the balance of the Warrants remaining unexercised.

This Warrant Certificate may be exchanged, upon its surrender to the Issuer and payment of such administration fee, not exceeding $10.00, as the Issuer may require, for new Warrant Certificates of like tenor in denominations which in the aggregate represent the number of Warrants represented hereby.

If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Issuer may on such reasonable terms as it may in its discretion impose, including but not limited to the payment of any administration fee, not exceeding $10.00,  and the provision of any indemnity by the Holder, issue and countersign a new Warrant Certificate of like tenor, denomination and date as the Warrant Certificate so lost, stolen, mutilated or destroyed.

All Warrants shall rank pari passu, notwithstanding the actual date of issue thereof.

Transfer of Warrants

The Warrants are transferable and the term “Warrantholder” shall mean and include any successor, transferee or assignee of the current or any future Warrantholder. The term “Warrantholder” shall mean and include any successor of the Warrantholder. The Warrants may by transferred by the Warrantholder completing and delivering to the Issuer the transfer form attached hereto as Schedule “B”.

Holding of Warrants

The Issuer may treat the Holder as the absolute owner of the Warrants represented hereby for all purposes, and the Issuer shall not be affected by any notice or knowledge to the contrary except where the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer or entitle the Holder to any right or interest in respect of any Shares except as herein expressly provided.

Resale Restrictions and Legending Of Certificates

The Warrants have been, and the Shares will be, issued pursuant to an exemption (an “Exemption”) from the registration and prospectus requirements of applicable securities law.  To the extent that the Issuer relies on such Exemption, the Shares may be subject to restrictions on resale and transferability contained in applicable securities laws.

In the event that any of the Securities are subject to a hold period, or any other restrictions on resale and transferability, the Issuer may place a legend on the certificates representing the Securities as may be required under applicable securities laws, or as it may otherwise deem necessary or advisable.

Capital Adjustments

If at any time after the date hereof and prior to the expiry of the Warrants, and provided that any Warrants remain unexercised, there shall be:

(a)           a reclassification of the Issuer’s common shares, a change in the Issuer’s common shares into other shares or securities, a subdivision or consolidation of the Issuer’s common shares into a greater or lesser number of common shares, or any other capital reorganization, or

(b)           a consolidation, amalgamation or merger of the Issuer with or into any other corporation other than a consolidation, amalgamation or merger which does not result in any reclassification of the Issuer’s outstanding common shares or a change of the Issuer’s common shares into other shares or securities,

(any of such events being called a “Capital Reorganization”) any Holders who shall thereafter acquire Shares pursuant to the Warrant shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Shares to which such Holder was theretofore entitled to acquire upon such exercise, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to acquire upon exercise of the Warrants.  If determined appropriate by the Issuer acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrants.

In case at any time:

(a)           the Issuer shall pay any dividend payable in stock upon its common shares or make any distribution to the holders of its common shares;

(b)           the Issuer shall offer for subscription pro rata to the holders of its common shares any additional shares or stock of any class or other rights;

(c)           there shall be any subdivision, consolidation, capital reorganization, or reclassification of the capital stock of the Issuer, or merger, amalgamation or arrangement of the Issuer with, or sale of all or substantially all of its assets to, another corporation; or

(d)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer,

the Issuer shall give to the Holder at least twenty days’ prior written notice of the date on which the books of the Issuer shall close or a record shall be established for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, and in the case of any such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify, in the case of any such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, the date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be.  Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at its address as shown on the books of the Issuer.

In case the Issuer, after the date hereof, shall take any action affecting any securities of the Issuer, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Shares or other securities which shall be issuable on the exercise of the Warrants shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained.  In the event of any question arising with respect to any adjustment provided for herein, such question shall be conclusively determined by a firm of chartered accountants appointed by the Issuer at its sole discretion (who may be the Issuer’s auditors) and any such determination shall be binding upon the Issuer and the Holder.

No adjustment shall be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had exercised the Warrants prior to or on the effective date or record date of such event.  The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein.  No adjustment shall be made in the number or kind of Shares or other securities which may be acquired on the exercise of a Warrant unless it would result in a change of at least one-tenth of a Share or other security.  Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

Notwithstanding any adjustments provided for herein or otherwise, the Issuer shall not be required, upon the exercise of any Warrants, to issue fractional Shares or other securities in satisfaction of its obligations hereunder and, except as provided for herein, any fractions shall be eliminated.  To the extent that the Holder would otherwise be entitled to acquire a fraction of a Share or other security, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to acquire a whole number of Shares or other securities.  The Holder shall be entitled, upon the elimination of any fraction of a Share or other security, to be paid in cash for the fair market value for the securities so eliminated, always provided that the Issuer shall not be required to make any payment if for less than $10.00.

Miscellaneous Provisions

Any delivery or surrender of documents shall be valid and effective if delivered personally or if sent by registered letter postage prepaid, and any notice shall be valid and effective if made in writing and transmitted as aforementioned or if transmitted by facsimile with confirmed receipt, in each case addressed to:

(a)           if to the Issuer,

Terrane Metals Corp.
Suite 1500, 999 West Hastings Street

Vancouver, BC
V6C 2W2

Facsimile:  (604) 630-2090

(b)           if to the Holder, at its address appearing in the register of holders of Warrants maintained by the Issuer,

and such shall be deemed to have been effectively made and received on the date of personal delivery, if delivered; on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner, if sent by registered letter (except the delivery of documents to exercise the Warrants, in which case actual receipt is required); or on the first business day after the time of facsimile transmission, if sent by facsimile.  In the case of a disruption in postal services, any delivery or surrender of documents or notice sent by mail shall not be deemed to have been effectively made or received until it is actually delivered.  The Issuer and the Holder may from time to time change their address for service hereunder by notice in writing delivered in one of the foregoing manners.

Except as herein provided, any and all of the rights conferred upon the Holder herein may be enforced by the Holder through appropriate legal proceedings.  No recourse under or upon any covenant, obligation or agreement herein contained shall be had against any shareholder, officer or director of the Issuer, either directly or through the Issuer, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations of the Issuer and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Issuer in respect thereof.  This Warrant Certificate shall be binding upon the Issuer and its successors.

This Warrant shall be governed in accordance with the laws of British Columbia and the laws of Canada applicable therein.  The parties hereby attorn to the jurisdiction of the courts of British Columbia in the event of any dispute hereunder.  Time shall be of the essence hereof.

IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officer on the Issue Date.

TERRANE METALS CORP.

By:	/s/ Basil Huxham
Authorized Signatory

SCHEDULE “A”
SUBSCRIPTION FORM

TO:	Terrane Metals Corp.
Suite 1500, 999 West Hastings Street
Vancouver, BC V6C 2W2

Facsimile: (604) 630-2090

The Undersigned, being the registered holder of the attached Warrant Certificate of the Issuer, does hereby irrevocably exercise                                        of the Warrants evidenced thereby in accordance with the terms thereof, and accordingly hereby irrevocably subscribes for the Shares (as described therein) to be received thereon and irrevocably surrenders the Warrant Certificate to the Issuer for such purpose.  The Undersigned hereby irrevocably directs that the Shares to be received by the Undersigned be registered as follows:

Name in Full	Address	No. of Common Shares
1.

2.

3.

IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OR PERSONS OTHER THAN THE UNDERSIGNED REGISTERED HOLDER, THE SIGNATURE OF THE UNDERSIGNED MUST BE MEDALLION GUARANTEED AND IT MUST PAY TO THE ISSUER ALL APPLICABLE TAXES AND OTHER DUTIES.

The Undersigned registered holder hereby represents, warrants and certifies that:

1.             the Undersigned is a resident at the address set forth in this Subscription Form;

2.             the Undersigned acknowledges that the Warrants and Shares (collectively, the “Securities”) have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or any applicable State securities laws and may not be offered or sold in the United States or to U.S. Persons without registration under the 1933 Act and any applicable State securities laws, unless an exemption from registration is available; and

3.             the Undersigned has no intention to distribute, either directly or indirectly, any of the Securities in the United States or to U.S. Persons.

DATED the day of , 20	.

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Signature of Witness	}	Signature of registered holder or Signatory thereof
[Please Note Instruction 2]	}
	}	If applicable, print Name and Office of Signatory
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Print Name of Witness	}	Print Name of registered holder as on certificate
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Address of Witness	}	Street Address
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Occupation of Witness	}	City, Province and Postal Code

INSTRUCTIONS:

1.             The registered holder of a Warrant may exercise its right to convert the Warrant into Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant Certificate representing the Warrants being converted to the Issuer, together with the aggregate amount of the exercise price for the Shares, as provided for in the Warrant Certificate.  Certificates representing the Shares to be acquired on exercise will be sent by prepaid ordinary mail to the address(es) above within three business days after the receipt of all required documentation.

2.             If this Subscription Form indicates that Shares are to be issued to a person or persons other than the registered holder of the Warrant to be converted: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Issuer all applicable taxes and other duties.

3.             If this Subscription Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Issuer.

2

SCHEDULE “B”
FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                                                      (include name and address of the transferee) Warrants exercisable for common shares of Terrane Metals Corp. (the “Corporation”) registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints                                                         the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

DATED this                day of                                       , 20      .

Signature of Transferor guaranteed by:

Medallion Signature Guarantee	Signature of Transferor
Stamp of Transferor

Address of Transferor

The undersigned transferee hereby certifies that:

(check one)

☐            said transferee was not offered the Warrants in the United States and is not in the United States or a “U.S. Person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), and is not acquiring the Warrants for the account or benefit of a person in the United States or a U.S. Person; or

☐            enclosed herewith is an opinion of counsel (which the transferee understands must be satisfactory to the Corporation) to the effect that no violation of the U.S. Securities Act or applicable securities laws will result from transfer, exercise or deemed exercise of the Warrants.

It is understood that the Corporation may require additional evidence necessary to verify the foregoing.

Notes:

1.             The signature to this transfer must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.

2.             If the Transfer Form indicates that common shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature on this Transfer Form must be guaranteed by a Canadian chartered bank, or eligible guarantor institution with membership in an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.